AMENDING AGREEMENT TO STOCK OPTION AGREEMENT

THIS AMENDING AGREEMENT is dated and effective as of November 15, 2013.

BETWEEN:

ARKANOVA ENERGY CORPORATION, a company incorporated under the laws of the State of Nevada having an address of 305 Camp Craft Road, Suite 525, Austin, TX 78746

(the “Company”)

AND:

<>, <>

(the “Optionee”)

WHEREAS:

A.           The Company and the Optionee (collectively referred to as the “Parties”) entered into a Stock Option Agreement dated _____________________, 20<> (the “Stock Option Agreement”); and

B.           The Parties wish to amend certain provisions of the Stock Option Agreement to reflect a change in the Exercise Price (as defined in the Stock Option Agreement) and the Expiry Date (as defined in the Stock Option Agreement).

NOW THEREFORE for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties do hereby covenant and agree as follows:

1.	Subparagraphs 1.1 (c) and (d) of the Stock Option Agreement are deleted in its entirety and replaced with the following:

	(c)	“Exercise Price” means $0.10;

	(d)	“Expiry Date” means <>, 2018.

2.	Except as hereby amended, the Parties agree that the Stock Option Agreement remains in full force and effect.

3.

This Amending Agreement is executed by the Parties hereto effective as of the date first above written. This Amending Agreement may be executed in counterparts and delivered by facsimile or other electronic means and shall be deemed effective for all purposes.

4.

This Amending Agreement, any amendment, addendum, annex, exhibit, supplement or other document relating hereto, and any dispute arising from or related thereto, shall be governed by and construed in accordance with the laws of the State of Nevada and the laws of the United States applicable therein.

ARKANOVA ENERGY CORPORATION

Per: ________________________________________________
Authorized Signatory

WITNESSED BY:	)
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